Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-11746 on Form S-8 of Commerce Energy Group, Inc. of our report dated April 21, 2005, related to the financial statements of ACN Utility Services, Inc. and Subsidiaries as of and for the year ended December 31, 2004 appearing in this Amendment No. 1 to the Current Report on Form 8-K of Commerce Energy Group, Inc. dated April 27, 2005.

/s/Deloitte & Touche LLP
Detroit, Michigan
April 21, 2005